Exhibit 10.1
Cumulus Media Inc.
2008 Equity Incentive Plan

Restricted Stock Agreement

Award No. ___
     This Restricted Stock Agreement (“Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Cumulus Media Inc., a Delaware corporation (the “Company”), and the participant named below (“Participant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2008 Equity Incentive Plan, as may be amended and/or restated from time to time (the “Plan”), a summary plan description of which is attached hereto as Exhibit A. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Agreement, including your tax alternatives and their consequences.
     By executing this Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Agreement will be made by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board pursuant to Section 13 of the Plan, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including you, your heirs, and your representatives. Capitalized terms used and not otherwise defined herein shall have the meanings given in the Plan.
1.	Specific Terms. This Agreement shall be controlled by and interpreted according to the following terms:

Name of Participant:	[NAME]

Number of Shares of Restricted Stock:

Purchase Price per Share:	$

Date of Grant:	[DATE OF GRANT]

Vesting Schedule:

Installment
(percentage of number of Shares of Restricted
Stock subject to this Agreement)	Installment Vesting Date
50%	second anniversary of Date of Grant
25%	third anniversary of Date of Grant
25%	fourth anniversary of Date of Grant

Additional Variable Terms:	[Insert if applicable.]

2.	Grant of Restricted Stock. The Company hereby grants to Participant an award of Restricted Stock (the “Restricted Stock”) as set forth above, at the Purchase Price per Share set forth above (the “Purchase Price”), subject to all of the terms and conditions set forth in this Agreement and the Plan.

3.	Vesting Schedule. Subject to Section 3 below, the Restricted Stock awarded by this Agreement will vest in the Participant according to the vesting schedule specified in Section 1 of this Agreement.

4.	Forfeiture. Unless otherwise determined by the Board or as otherwise provided by an employment agreement between you and the Company, notwithstanding any contrary provision of this Agreement, if the Participant’s continuous service with the Company is terminated (by either the Company or the Participant), for any reason or no reason, prior to any of the Restricted Stock becoming nonforfeitable, the forfeitable Restricted Stock awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.	Issuance of Restricted Stock. The Restricted Stock shall be registered in the Participant’s name and shall be fully paid an nonassessable, and shall be endorsed with an appropriate legend referring to the restrictions set forth in this Agreement. During the period in which the restrictions on transfer and risk of forfeiture provided in Section 4 and 7 hereof are in effect, any certificates representing the Restricted Stock shall be retained by the Company, together with the accompanying stock power endorsed in blank by the Participant.

6.	Rights as a Stockholder. Except as otherwise provided herein, from and after the Date of Grant, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock covered by this Agreement, including the right to vote such Restricted Stock and receive any dividends that may be paid thereon; provided, however, that such Restricted Stock, and any additional Common Shares that the Participant may become entitled to receive pursuant a share dividend, a merger, consolidation, separation or reorganization or any other change in the capital structure of the Company, shall be subject to the same restrictions as the Restricted Stock covered by this Agreement.

7.	Transfer. The Restricted Stock and the rights and privileges conferred hereby may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by the Participant, except to the Company, until the Restricted Stock has become nonforfeitable in accordance with Section 3 hereof; provided, however, that the Participant’s rights with respect to such Restricted Stock may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violations of the provisions of this Section 7 shall be null and void, and the purported transferee shall obtain no rights with respect to such Restricted Stock.

8.	Occurrence of a Change in Control. Unless otherwise determined by the Board or as otherwise provided by an employment agreement between you and the Company, the vesting of the Restricted Stock shall not be accelerated as a result of a Change in Control.

9.	Adjustments. This award of Restricted Stock may be adjusted or terminated in any manner contemplated by the Plan or this Agreement.

10.	Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any delivery of Common Shares to the Participant, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In the event the Board or an employment agreement between you and the Company permits you to elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares delivered to the Participant, the shares so retained shall be credited against such withholding requirement at the Market Value per Share on the date of such delivery. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Committee at any time, the Participant may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

11.	Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company may otherwise have to terminate the employment of the Participant at any time.

12.	Notices. Any notice, payment or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page hereto (attention: Chief Financial Officer); (ii) if to you, at the address set forth below your signature on the signature page hereto. Each party may, from time to time, by written notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

13.	Binding Effect. Except as otherwise provided in this Agreement or in the Plan, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14.	Modifications. This Agreement may be modified or amended at any time by the Board, provided that your consent must be obtained for any modification that adversely alters or impairs any rights or obligations under this Agreement, unless there is an express provision in the Plan permitting the Board to act unilaterally to make the modification.

15.	Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

16.	Severability. Every provision of this Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Agreement.

17.	Governing Law. The laws of the State of Georgia shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

18.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in violation of any such law. To the extent that the Georgia Securities Act of 1973, as amended, shall be applicable to this Agreement, the Company shall not be obligated to issue any of the Common Shares or other securities covered by this agreement unless such Common Shares are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

19.	Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to you. This Agreement and the Plan shall be administered in a manner consistent with this intent.

20.	Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

21.	Data Protection. By your signature below, you consent that the Company may process your personal data as provided herein (“Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the Restricted Stock awarded to you. For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.
[Signatures appear on following page]

          BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this award of Restricted Stock is awarded under and governed by the terms and conditions of this Agreement and the Plan.
Cumulus Media Inc.
3280 Peachtree Road, NW
Suite 2300
Atlanta, Georgia 30305

By:
Name:
Title:

     The undersigned Participant hereby accepts the terms of this Agreement and the Plan.

By:

Address: